UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): date November 16, 2018

THE EVEREST FUND, L.P.
(Exact name of registrant as specified in its charter)
Iowa 		               0-17555                42-1318186
(State or other jurisdiction
of incorporation) 	 (Commission file number)    (IRS Employer
                                                   Identification No.)


1100 North 4th Street
Suite 232
Fairfield, Iowa 52556
(Address of principal executive offices)

Registrant's telephone number, including area code: (641) 472-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01 OTHER EVENTS

Date:  November 16, 2018

National Futures Association
Compliance Department
300 South Riverside Plaza, #1800
Chicago, IL   60606

Commodity Futures Trading Commission
Three Lafayette Centre
1155 21st Street, N.W.
Washington, DC   20581

Please be notified that on November 1, 2018 The Everest Fund, L.P. (NFA ID# P001601) has suspended trading and Everest Asset
Management, Inc. is withdrawing as general partner. This effectively closes the Fund. Recent performance triggered a suspension of trading in accordance with the Fund's offering memorandum and the General Partner's communications to investors in 2012.

The decision to suspend trading and start closing down the partnership was recommended and approved by the board of directors. During two most recent years 2016 and 2017 and subsequent interim period, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures or compliance with the applicable rules of the Commission.

There were no reportable events under 304(a)(1)(v) of Regulation SK.

We provided the Limited Partners with a Fund closing notice.
A copy of the letter is attached to this Form 8-K as
Exhibit 16.1.





Exhibit 16.1
Fund closing notice
	The Everest Fund, L.P. (NFA ID# P001601)

November  16, 2018


As the General partner for the Everest Fund I am writing you today to make you aware of some significant changes that we are implementing regarding your investment. We have terminated EMC Capital Management (EMC) and are closing down the partnership. Although EMC had performed better than many of its peers at the time they were hired to manage the Fund, this action is due to continued performance below our expectations, and disappointing results for the past several years. This decision comes after poor performance in October and the first day of November triggered a suspension of trading in accordance with the Fund's offering memorandum and the General Partner's communications to investors in 2012.

In addition, the General Partner has made a business decision to exit from the managed futures asset category. In the coming weeks your funds will be returned to you based on the instructions you provide to your investment advisor.

On Thursday November 1st, the Fund suspended trading. Most US trading positions were closed in an orderly manner on that day, and the Asian and European positions were closed on Friday, November 2nd. Foreign currencies were converted to US Dollars on Monday, November 5th. This concludes all trading activity in the Fund. The Fund still has some positions that the London Metal Exchange (LME) is scheduled to settle on December 19th. The results of these positions are already known as the positions have been offset, but the exchange still needs to settle and remove them from the Fund's account.

The General Partner has calculated an NAV and is sending a statement for October as usual. The end of October NAV is $1,443.91. As soon as is practical and possible thereafter, the Fund will produce a statement for the final trading, closing of positions and currency conversions to US Dollars for the activity in November. The estimated NAV as of November 14, 2018 is $1,391.45. This number is preliminary and may change due to a number of factors including interest calculations, operation expenses, and final settlements.

Once we have either a final NAV or a close estimated NAV based on the LME settlement, the General Partner intends to return approximately 95% of investor money. 5% will be held back in order to pay for the Fund's final audit, K-1 tax forms and Fund operating costs, which the General Partner estimates will be completed by the end of March 2019. As soon as practical after that, any remaining funds will be returned to investors.

On behalf of the General Partner, I want to thank you for the support you have shown Everest over the years. Please feel free to contact me or your financial advisor with any comments or questions.





SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
 Date:      November 16, 2018
      THE EVEREST FUND, L.P.

      By: Everest Asset Management, Inc.,   General Partner
      By: /s/ Peter Lamoureux


      Peter Lamoureux
      President, Secretary, Treasurer and Director